EXHIBIT B

                                     BYLAWS

                                       OF

                              RMR REAL ESTATE FUND

                           (Dated as of July 2, 2002)


                                   ARTICLE I

             AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

         1.1 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the "Declaration of Trust"), of RMR REAL ESTATE FUND, the Massachusetts business trust established by the Declaration of Trust (the "Trust"). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

                                   ARTICLE II

                                    TRUSTEES

         2.1 Number of Trustees. The number of Trustees shall be initially set at five. Each of the Trustees shall be designated as a Class I, Class II or Class III Trustee as required by the Declaration of Trust. The number of Trustees may be changed by the Trustees then in office, provided it shall not be less than three. The Trustees shall be designated as Class I, Class II or Class III Trustees by the Trustees.

         2.2 Independent Trustees. After completion of the Trust's initial public offering of Shares, a majority of the Trustees holding office shall at all times be Trustees who are not "interested persons" of the Trust (as defined in the Investment Company Act of 1940, as amended), except for the fact of their being Trustees; and, provided, however, that less than a majority of the Trustees may be such independent Trustees on a temporary basis by reason of the death, resignation, removal or other vacancy in the office of one or more Trustees.

         2.3 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

         2.4 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President, the Treasurer, the Secretary or by two or more Trustees, provided notice thereof is given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

         2.5 Notice. It shall be sufficient notice to the Trustee of a special meeting to send notice by mail at least seventy-two hours or by telegram, telex, telecopy, electronic mail or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         2.6 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting of the Trustees may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Whether or not a Trustee votes on a matter at a meeting which he attends, he will nonetheless be considered present for purposes of establishing a quorum to consider the matter.

         2.7 Attendance. Except as required by applicable law, attendance at Trustees meetings may be in person or by a teleconference or other communications medium by means of which all persons participating in the meeting can hear and speak with each other.

         2.8 Written Consent. Action by the Trustees may be taken by written consent signed by a majority of the Trustees, then in office, provided that the form of written consent is circulated to all Trustees before or promptly after it is signed by the majority of Trustees.

                                  ARTICLE III

                                    OFFICERS

         3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers including a Chairman of the Trustees, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a Shareholder; and any other officer may but does not need to be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

         3.2 Election. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time.

         3.3 Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

         3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

         3.5 Chairman; President; Vice President. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. Alternatively, the Trustees may designate one Trustee or another officer to preside at such meetings. The Trustees may designate a chief executive officer from among the Trustees or the elected officers. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

         3.6 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and chief accounting officer of the Trust, and shall, subject to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser, manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees, the President or the Treasurer.

         3.7 Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees, the President or the Secretary.

         3.8 Resignations. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE IV

                                   COMMITTEES

         4.1 Appointment. The powers, duties and responsibilities of the Trustees maybe delegated to one or more Committees. Trustees, officers or agents of the Trust may serve on Committees, but all Committees shall have at least one Trustee who will serve as Chairman of the Committee. Committees shall have the powers, duties and responsibilities as may be assigned to them by the Trustees.

         4.2 Meetings; Notice. Except as specifically provided in resolutions constituting a Committee or providing for the conduct of its meetings: (i) Committee meetings may be called by the Chairman or any two Committee members;
(ii) notice of Committee meetings may be given by the person calling the meeting, the Secretary or any Assistant Secretary; and (iii) notice of Committee meetings shall be given in the manner and within the times provided for Trustees meetings.

         4.3 Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee and providing for the conduct of its meetings, a majority of the members of any Committee shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (so long as a quorum is present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications medium by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE V

                                   FISCAL YEAR

         5.1 General. Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall be a calendar year.

                                   ARTICLE VI

                                      SEAL

         6.1 General. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other document executed and delivered by or on behalf of the Trust.

                                  ARTICLE VII

                               EXECUTION OF PAPERS

         7.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice
President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

                                  ARTICLE VIII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         8.1 Regular and Special Meetings. Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees. Such regular meetings of the Shareholders shall only be called by the Board of Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders or any or all classes or series of Shares may also be called by the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A special meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Written notice of any meeting of Shareholders, stating the time, place and purpose of the meeting, shall be given or caused to be given by the Trustees at least seven days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder's address as it appears on the records of the Trust. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer designated by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting.

         8.2 Voting Power. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the notice of the meeting forwarded to the Shareholders by the Trustees, the Declaration of Trust, these Bylaws, or required by applicable law. Except as otherwise provided in the notice of the meeting forwarded to the Shareholders by the Trustees, the Declaration of Trust, these Bylaws or required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         8.3 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time and date, which shall be not more than 90 days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof and only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

                                   ARTICLE IX

                             AMENDMENT TO THE BYLAWS

         9.1 General. These Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of the Trustees at any meeting of the Trustees at which a quorum is present, or by a written consent signed by a majority of the Trustees then in office.